Exhibit 26(h)(4)(b): Form of Amendment to Participation Agreement dated April 25, 2008, by and among BlackRock Variable Series Funds, Inc., BlackRock Distributors, Inc., ING USA Annuity and Life Insurance Company and ReliaStar Life Insurance Company of New York

AMENDMENT NO. 1 TO THE

PARTICIPATION AGREEMENT DATED APRIL 25, 2008

This AMENDMENT NO. 1, effective as of _____________ 2009, to the Participation Agreement dated as of April 25, 2008, (the “Agreement”) is made by and between

BLACKROCK VARIABLE SERIES FUNDS, INC., an open-end management investment company organized as a Maryland corporation (the “Fund” and each a “Fund”), BLACKROCK DISTRIBUTORS, INC., a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended (the “Underwriter”), and ING USA ANNUITY AND LIFE INSURANCE COMPANY (“ING USA”) and RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK (“RELIASTAR”), each a life insurance company organized under the laws of the State of Iowa and New York, respectively (collectively, the “Company”). The Fund, the Underwriter and the Company shall be collectively known as the “Parties.” This Amendment No. 1 shall hereinafter be known as the “Amendment.”

WITNESSETH:

WHEREAS, the Parties wish to amend the Agreement as set forth herein.

NOW, THEREFORE, the Parties agree as follows:

1.	Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

2.	As of May 1, 2009, the Parties entering into the Agreement shall be amended to include RELIASTAR LIFE INSURANCE COMPANY (“RELIASTAR LIFE”) and SECURITY LIFE OF DENVER (“SECURITY LIFE”), each a life insurance company organized under the laws of the State of Minnesota and Colorado, respectively.

3.	Section 1.9 of the Agreement is deleted in its entirety and replaced with the following:

The Fund agrees that its Shares will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under applicable provisions of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder, the sale to which will not impair the tax treatment currently afforded the Contracts. No shares of any Portfolio will be sold directly to the general public. The Company agrees that

Shares will be used only for the purposes of funding the Accounts listed in Schedule A, as amended from time to time.

4.	Section 3.1 of the Agreement is deleted in its entirety and replaced with the following:

Each of ING USA, ReliaStar, ReliaStar Life and Security Life represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Iowa, New York, Minnesota and Colorado, respectively, with full power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement and has established each Account as a separate account under such law and the Accounts comply in all material respects with all applicable federal and state laws and regulations.

5.	The Notice contacts under Article 7 of the Agreement is amended as follows:

If to the Company:
ING Americas
U.S. Legal Services
1475 Dunwoody Drive
West Chester, PA 19380

With a copy to:
ING Americas
U.S. Legal Services
One Orange Way, C1S
Windsor, CT 06095-4774
Attn: J. Neil McMurdie, Counsel

And
ING Investment Funds
520 Madison Avenue
New York, NY 10022
Attn: Bebe Wilkinson, Head of Outside Funds

6.	Schedule A of the Agreement is hereby replaced in its entirety with the Schedule A attached hereto.

7.	In the event of any conflict between the terms and conditions of this Amendment No. 1 and the terms and conditions of the Agreement, the terms and conditions of Amendment No. 1 shall prevail but only to the extent required to resolve such conflict.

8.	Except as amended herein, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be executed as of the date first set forth above.

ING USA ANNUITY AND LIFE INSURANCE	RELIASTAR LIFE INSURANCE COMPANY OF NEW
COMPANY	YORK
By:	By:

Name:	Name:
(Please print)	(Please print)
Title:	Title:
(Please print)	(Please print)
Date:	Date:
(Please print)	(Please print)

RELIASTAR LIFE INSURANCE COMPANY	SECURITY LIFE OF DENVER INSURANCE COMPANY
By:	By:

Name:	Name:
(Please print)	(Please print)
Title:	Title:
(Please print)	(Please print)
Date:	Date:
(Please print)	(Please print)

BLACKROCK VARIABLE SERIES FUNDS, INC.	BLACKROCK DISTRIBUTORS, INC.
By:	By:

Name:	Name:
(Please print)	(Please print)
Title:	Title:
(Please print)	(Please print)
Date:	Date:
(Please print)	(Please print)

SCHEDULE A

Company	Separate Account
ING USA Annuity and Life Insurance Company	Separate Account B
Separate Account EQ
ReliaStar Life Insurance Company of New York	ReliaStar Life Insurance Company of New York
Variable Life Separate Account I
Separate Account NY-B
ReliaStar Life Insurance Company	ReliaStar Select Variable Account
ReliaStar United Services Variable Life Separate
Account I
Separate Account N of ReliaStar Life Insurance
Company
Select*Life Variable Account
Security Life of Denver Insurance Company	Security Life Separate Account A1
Security Life Separate Account L1
Security Life Separate Account S-A1
Security Life Separate Account S-L1